Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Radium Ventures, Inc. (the "Company") on Form 10-QSB for the period ending Oct. 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I
Ernest Peters, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ernest Peters

___________________________
Ernest Peters
Principal Executive Officer
Dec 12, 2003